EXHIBIT 23.8


                         Report of Independent Auditors




To the Stockholders
Alaska Cablevision, Inc.
Kirkland, Washington



We have audited the accompanying balance sheets of Alaska Cablevision, Inc. as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alaska Cablevision, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                  CARL & CARLSEN

                                                      /s/

February 27, 1996
Seattle, Washington



                                          General Communication, Inc. - Form 8-K
                                                                         Page 43